Exhibit D
Nominee Agreement
Mangrove Partners
645 Madison Avenue, 14th Floor
New York, New York 10022
March _____, 2019
[Name]
[Address]
Dear [Name]:
This will confirm our understanding and agreement as follows:
You agree that you are willing, should we so elect, to become a member of a slate of nominees (the “Slate”) of Mangrove Partners, a investment manager of the funds it advises (the “Nominating Party” or the “undersigned”), to stand for election as a director of TransAlta Corporation (the “Company”) in connection with a proxy solicitation (the “Proxy Solicitation”) to be conducted by the Nominating Party in respect of the 2019 annual and special meeting of shareholders of the Company expected to be held on April 16, 2019 (including any adjournment or postponement thereof or any special meeting held in lieu thereof, the “Annual Meeting”) or appointment or election by other means, and to serve as a director of the Company if so elected or appointed. You further agree to perform such other services as reasonably requested by the Nominating Party or its affiliates in furtherance of your election or appointment to the Board of Directors of the Company, including, without limitation: (i) providing true and complete information concerning your background and experience as may be requested by the Nominating Party and assisting in the completion of, and completing, all such necessary documentation and filings in connection therewith; (ii) participating, as requested by the undersigned, in meetings in person or by other means with various groups including shareholders, analysts and the Board of Directors and management of the Company; (iii) reasonably cooperating with the Nominating Party in connection with any litigation or investigation arising out of or related to your prospective or actual nomination to stand for election as a director of the Company; and (iv) making yourself reasonably available to respond to and participate as reasonably necessary in any such action or investigation. The undersigned agrees to pay the costs of the Proxy Solicitation as well as any pre-approved expenses incurred by you for travel or other expenses related to the performance of the services to be provided under this letter agreement (this “Agreement”).
You understand that it may be difficult, if not impossible, to replace a nominee who has agreed to serve on the Slate. As such, you agree that during the term of this Agreement you will not change your mind and determine not to serve on the Slate or, if elected or appointed, as a director of the Company. Accordingly, the undersigned is relying upon your agreement to serve on the Slate and to perform such duties or tasks in connection therewith as reasonably requested by the undersigned from time to time as set forth above. In that regard, you are being supplied with a questionnaire (the “Questionnaire”) in which you will provide the undersigned with information necessary for it to make appropriate disclosure to the Company (if necessary) and to use in creating the proxy materials to be sent to shareholders of the Company and filed with the applicable securities regulators in connection with the Proxy Solicitation. You agree that: (i) you will promptly complete and sign the Questionnaire and return it to the undersigned; (ii) your responses in the Questionnaire will be true, complete and correct in all respects; and (iii) you will promptly provide any additional information necessary for the Nominating Party to put forth your nomination as a director as may be requested by the undersigned, including promptly completing and signing any other document required by the Company’s bylaws with respect to nominations of individuals for election to the Board of Directors of the Company, each in the form provided by the Company to the Nominating Party. In addition, you agree that, concurrently with your execution of this Agreement, you will execute and return to the undersigned the attached instrument confirming that you consent to being nominated for election as a director of the Company and, if elected, consent to serving as a director of the Company. Upon being notified that we have chosen you, we may forward your consent and completed Questionnaire (or summary thereof) to the Company, and we may at any time, in our discretion, disclose the information contained therein, as well as the existence and contents of this Agreement. You further agree that you will promptly provide any additional information as may be requested by the Nominating Party, such information to be true and correct and not omit any material information. Furthermore, you understand that the Nominating Party may elect, at its expense, to conduct a background and reference check and you agree to complete and execute any necessary authorization forms or other documents required in connection therewith. You further acknowledge that the Nominating Party is under no obligation to nominate you for election or appointment as a director of the Company.

The undersigned agrees that the undersigned will defend, indemnify and hold you harmless from and against any and all losses, claims, damages, penalties, judgments, awards, settlements, liabilities, costs, expenses and disbursements (including, without limitation, reasonable attorneys’ fees, costs, expenses and disbursements) incurred by you in the event that you become a party, or are threatened to be made a party, to any civil, criminal, administrative or arbitrative action, suit or proceeding, and any appeal thereof: (i) relating to your role as a nominee for director of the Company on the Slate; or (ii) otherwise arising from or in connection with or relating to services provided under this Agreement or the Proxy Solicitation. Your right of indemnification hereunder shall continue after the termination of this Agreement, but only for events that occurred subsequent to the date hereof and prior to such termination. Anything to the contrary herein notwithstanding, the undersigned is not indemnifying you for any action taken by you or on your behalf that occurs prior to the date hereof or subsequent to the conclusion of the Proxy Solicitation or such earlier time as you are no longer a nominee on the Slate or for any actions taken by you as a director of the Company, if you are elected or appointed.
Nothing herein shall be construed to provide you with indemnification: (i) if you are found to have engaged in a violation of any provision of applicable law in connection with the Proxy Solicitation or the services provided hereunder unless you demonstrate that (A) your action was taken honestly and in good faith and in a manner you reasonably believed to be in or not opposed to the best interests of electing the Slate and (B) you had reasonable grounds for believing that your conduct was lawful; (ii) if you acted in a manner that constitutes gross negligence or willful misconduct; or (iii) if you provided false or misleading information, or omitted material information, in the Questionnaire or otherwise in connection with the Proxy Solicitation. You shall promptly notify the undersigned in writing in the event of any third-party claims actually made against you or known by you to be threatened if you intend to seek indemnification hereunder in respect of such claims. In addition, upon your delivery of notice with respect to any such claim, the undersigned shall promptly assume control of the defense of such claim with counsel chosen by the undersigned. The undersigned shall not be responsible for any settlement of any claim against you covered by the indemnity set out in this Agreement without the undersigned’s prior written consent. However, the undersigned may not enter into any settlement of any such claim without your consent unless such settlement includes: (i) no admission of liability or guilt by you; and (ii) a release of you from any and all liability in respect of such claim. If you are required to enforce the obligations of the undersigned in this Agreement in a court of competent jurisdiction, or to recover damages for breach of this Agreement, the undersigned will pay on your behalf, in advance, any and all expenses (including, without limitation, reasonable attorneys’ fees, costs, expenses and disbursements) actually and reasonably incurred by you in such action, regardless of whether you are ultimately determined to be entitled to such indemnification or advancement of expenses.

Each of us recognizes that should you be elected or appointed to the Board of Directors of the Company, all of your activities and decisions as a director will be governed by applicable law and subject to your fiduciary duties to the Company and to the shareholders of the Company, as applicable, and, as a result, that there is, and can be, no agreement between you and the undersigned that governs the decisions which you will make as a director of the Company. Further, each of us acknowledges that you are not acting as an agent of the Nominating Party or in a fiduciary capacity with respect to the Nominating Party and that you are not assuming any duties or obligations to the Nominating Party other than those expressly set forth in this Agreement. Nothing contained in this Agreement shall be construed as creating, or be deemed to create, the relationship of employer and employee between you and the Nominating Party, nor any agency and nothing contained in this Agreement shall entitle you to any compensation from the Nominating Party.
During the course of carrying out your obligations under this Agreement, you will have access to and be entrusted with detailed confidential information relating to the business and plans of the undersigned (which term, for the purposes hereof, shall include any affiliates, subsidiaries or related organizations of the Nominating Party), including, without limitation, the undersigned’s present and future intentions regarding its investment in the Company (the “Confidential Information”). The Confidential Information is the sole property of the undersigned. Therefore, you agree that, during the term of this Agreement and at all times thereafter, you will not, without prior written authorization from the undersigned or as may be required by law: (i) reveal, disclose or make known any of the Confidential Information to any person; or (ii) use the Confidential Information for any purpose other than for the benefit of the Nominating Party as contemplated hereby. The foregoing does not apply to information that is in the public domain or that has been publicly disclosed without breach or any wrongdoing by the discloser of such information. The terms and conditions of this Agreement are considered Confidential Information; as a result, you agree that you will not discuss the terms and conditions of this Agreement (nor any offer made to you regarding a directorship) with anyone other than your legal counsel.
You and your family members and affiliates may not transact in securities of the Company, including derivatives of securities of the Company, without the prior written approval of the Nominating Party until this Agreement has terminated.
This Agreement sets forth the entire agreement between the undersigned and you as to the subject matter contained herein and cannot be amended or modified except by a writing executed by the undersigned and you. This Agreement shall automatically terminate on the earliest to occur of: (i) the completion of the Annual Meeting (unless the result of the election of directors at the Annual Meeting is challenged, in which case termination will not occur until final resolution of any such challenge); or (ii) written notice of termination is provided to you by the undersigned. The undersigned’s obligations with respect to advancement, reimbursement and indemnification hereunder and your obligations with respect to non-disclosure, advancement, reimbursement and indemnification hereunder shall each remain in full force and effect and survive the termination of this Agreement. This Agreement shall be governed by the laws of the State of New York, without giving effect to principles of conflicts of law.
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Should the foregoing agree with your understanding, please so indicate in the space provided below, whereupon this Agreement will become a binding agreement between us.
Very truly yours,

MANGROVE PARTNERS
By:
Name:
Title:

Agreed to and accepted as of the date first written above:
Name: